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ise modified from time to time."

      (b) Section 2.14(a) is amended by adding the phrase ",including any earn-out payments," after the word "financing" in the third line thereof.

      (c) Section 3.03(a) is amended by adding the phrase ",including any earn-out payments related to such acquisition whether or not made concurrently with such acquisition or subsequent to the closing thereof," after the word "Subsidiaries" in the sixth line thereof.

      (d) Section 5.01(o)(i) is hereby amended by deleting the letter "C" after the word "Exhibit" and replacing it with the letter "B".

      (e) Section 5.02(b)(ii) is amended by (i) deleting the word "and" at the end of subsection (A), (ii) replacing the period at the end of subsection (B) with ";and" and (iii) adding the following at the end of subsection (B) thereof:

                  "(C) any promissory note delivered in connection with any earn-out payment, as contemplated by Section 3.2 of the Stock Purchase Agreement; provided that (1) any such promissory note shall be on terms and conditions acceptable to the Agent and (2) any such promissory note has been extinguished within 10 days of its issuance."

      (f) Section 5.02(i) is amended by adding the phrase "unless agreed to by the Agent" immediately after the word "by laws" in the third line and before the period.

      (g) Schedule I is hereby amended in its entirety as set forth on Exhibit I to this Amendment and Waiver.

            SECTION 2. Waivers to the Credit Agreement. The Lenders and the Agent hereby waive, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, the following requirements:

      (a) The requirement that Promising Star Arts Textiles Co. Ltd. ("Promising Star") become a Loan Party under the Credit Agreement; provided, however, that this waiver is only effective so long as Promising Star has assets of less than $100,000.

      (b) The requirements of Section 5.02(f)(vii)(B) of the Credit Agreement, solely to the extent necessary to allow the Borrower to effect the American Pacific Acquisition.

      (c) The requirements of Section 5.02(k) of the Credit Agreement solely to ratify the Borrower's repurchase on September 15, 1998 of $5,000,000 principal amount together with accrued but unpaid interest thereon of Subordinated Notes for an aggregate purchase price equal to $5,179,170.52 being composed of (A) $4,950,000 principal component and (B) $229,170.52 interest and handling fee component.

            SECTION 3. Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date first above written when, and only when:

      (a) The Agent shall have received payment of its fees and its reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment and Waiver (including, without limitation, the reasonable fees and expenses of counsel for the Agent).

      (b) The American Pacific Acquisition shall have been consummated strictly in accordance with the terms of the Stock Purchase Agreement as contemplated to occur on the date hereof, without any waiver or amendment not consented to by the Agent of any term, provision or condition set forth therein, and in compliance with all applicable laws. The Stock Purchase Agreement shall be in full force and effect; and

      (c) The Agent shall have received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent, in form and substance satisfactory to the Agent and (unless otherwise specified) in sufficient copies for each Lender:U(Y)e

EXECUTION COPY


SECOND AMENDMENT AND WAIVER
TO THE CREDIT AGREEMENT

      Dated as of October 2, 1998

            SECOND AMENDMENT AND WAIVER TO THE CREDIT AGREEMENT among GLENOIT CORPORATION, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and BANQUE NATIONALE DE PARIS, as agent (the "Agent") for the Lenders (as amended, supplemented or otherwise modified from time to time, the "Amendment and Waiver").

            PRELIMINARY STATEMENTS:

            (1) The Borrower, the Lenders and the Agent have entered into a Second Amended and Restated Credit Agreement dated as of April 1, 1997 and a First Amendment and Waiver dated as of July 10, 1997 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment and Waiver have the same meanings as specified in the Credit Agreement.

            (2) Simultaneous with the execution hereof, the Borrower will enter into a Stock Purchase Agreement (the "Stock Purchase Agreement"), among the Borrower, Steven J. Block, The Jeffrey and Karen Block Revocable Trust and The Block/Lautenbach Revocable Trust (collectively, the "Sellers"), Jeffrey J. Block and Gregory D. Block. Pursuant to the Stock Purchase Agreement, the Borrower has agreed to buy and the Sellers have agreed to sell all of the issued and outstanding shares of capital stock of American Pacific Enterprises, Inc. ("APEI") in return for a purchase price of (i) $38,139,702 (subject to certain adjustments) and (ii) potential earn-out payments (collectively, the "American Pacific Acquisition").

            (3) The Borrower has requested certain amendments and waivers to the Credit Agreement, including but not limited to (i) an increase in the Acquisition Facility, (ii) the waiver of Section 5.02(f)(vii)(B) in order to permit the American Pacific Acquisition and (iii) a waiver of Section 5.02(k) in order to ratify the Borrower's repurchase on September 15, 1998 of $5,000,000 principal amount together with accrued but unpaid interest thereon of Subordinated Notes for an aggregate purchase price equal to $5,179,170.52 being composed of (A) $4,950,000 principal component and (B) $229,170.52 interest and handling fee component.

            (4) The Lenders, on the terms and conditions stated below, are willing to grant the request of the Borrower and the Borrower and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

            (5) In consideration of the mutual covenants and agreements set forth in this Amendment and Waiver, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

      (a)   Section 1.01 is amended as follows:

      (i) The definition of "Related Documents" is amended in its entirety to read as follows:

                  "`Related Documents' means, the Subordinated Debt Documents, the Stockholders Agreement, the Tax Sharing Agreement, the Royalty Agreement and the Stock Purchase Agreement."

      (ii) The definition of "Stock Purchase Agreement" is inserted in the proper alphabetical order to read as follows:

                  "`Stock Purchase Agreement' means the Stock Purchase Agreement dated as of October 2, 1998 by and among the Borrower, American Pacific Enterprises, Inc., an Ohio corporation, Steven J. Block, Jeffrey J. Block, Gregory D. Block, The Jeffrey J. and Karen Block Revocable Trust and the Block/Lautenbach Revocable Trust as amended, supplemented or otherw

      (i) Counterparts of this Amendment and Waiver executed by the Borrower, and the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and Waiver.

      (ii) Certified copies of (A) the resolutions of the Board of Directors of
(1) the Borrower approving this Amendment and Waiver and the matters contemplated hereby and thereby, (2) each other Loan Party evidencing approval of the Consent appended hereto (the "Consent"), (3) APEI approving the documents to be delivered by APEI pursuant to subsection (vii) below, and (4) Grand Avenue Corp. ("GAC" and, together with APEI, the "New US Subsidiaries", individually, a "New US Subsidiary") approving the documents to be delivered by GAC pursuant to subsection (vii) below, and (B) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and Waiver, the Consent, and the matters contemplated hereby and thereby.

      (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower, each other Loan Party and the New US Subsidiaries certifying the names and true signatures of the officers of the Borrower, such other Loan Party or the New US Subsidiaries, as appropriate, authorized to sign this Amendment and Waiver, the Consent and the other documents to be delivered hereunder and thereunder, in each case to which they are or are to be a party.

      (iv) Counterparts of the Consent appended hereto, executed by each of the Loan Parties (other than the Borrower).
      (v) A certificate signed by a duly authorized officer of the Borrower stating that:

                  (A) The representations and warranties contained in Section 4 are correct on and as of the date of such certificate as though made on and as of such date; and

                  (B) No event has occurred and is continuing that constitutes a Default.

      (vi) Revised schedules to the Second Amended and Restated Security

Agreement reflecting the additions with regard to the New US Subsidiaries, together with (A) a certificate or certificates of APEI which represents all of the issued and outstanding common shares of APEI accompanied by undated stock powers executed in blank, and (B) any new instruments endorsed in blank which evidence Pledged Debt on the revised Schedule I to the Second Amended and Restated Security Agreement and which Pledged Debt has not been previously delivered to the Agent.

      (vii) The following documents for each of the New US Subsidiaries, executed, in each case, by a duly authorized officer of such New US Subsidiary:

      (A) A security agreement supplement in the form of Exhibit B to the Second Amended and Restated Security Agreement, together with,

      (1) a certificate or certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

      (2) copies of proper financing statements, to be filed on or about the date of this Amendment and Waiver, under the Uniform Commercial Code of Ohio, California and New York and all other jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the Second Amended and Restated Security Agreement,

      (3) completed requests for information, dated on or before the date of this Amendment and Waiver, listing the effective financing statements that name either APEI or GAC as debtor, together with copies of such other financing statements.

      (4) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interest created under the Second Amended and Restated Security Agreement has been taken

      (B) A guarantee supplement in the form of Exhibit A to the Second Amended and Restated Guarantee; and

      (C) An intellectual property security agreement supplement in the form of Exhibit A to the Amended and Restated Patent and Trademark Security Agreement together with evidence that all action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interest created under the Amended and Restated Patent and Trademark Security Agreement have been taken.

      (viii) A pay-off letter from The Provident Bank to the Agent relating to the satisfaction and termination of the debt incurred pursuant to the Loan and Security Agreement dated as of June 6, 1997 between The Provident Bank and APEI (the "Loan and Security Agreement") and the release of all collateral and security interests relating thereto together with executed termination statements (Form UCC-3 or a comparable form), in proper form to be duly filed on or about the date hereof under the Uniform

Commercial Code of all jurisdictions that the Agent may deem desirable in order to terminate the existing Liens on the collateral described in the Loan and Security Agreement.

      (ix) A favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Borrower and the Loan Parties, in form and substance acceptable to the Agent.

      (x) Favorable opinions of (A) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Sellers and APEI, (B) Ohio counsel to APEI and (C) Morgan, Lewis & Bockius LLP, counsel to the Borrower, in each case (x) delivered in connection with the Stock Purchase Agreement and (y) containing suitable reliance language.

      (xi) Such other documents, consents, agreements and confirmations as the Agent may deem necessary or reasonable.
      (xii) Evidence that (A) the Acquisition Notes have been surrendered to the Agent and (B) amended and restated Acquisition Notes have been issued by the Borrower to each Acquisition Lender each in an amount as set forth opposite such Acquisition Lender's name on Schedule I as set forth on Exhibit I hereto (as such Schedule I has been amended pursuant to Section 1).

            SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

      (a) Each Loan Party and each New US Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

      (b) The execution, delivery and performance by each Loan Party and New US Subsidiary of this Amendment and Waiver and the Loan Documents, as amended hereby, to which such Loan Party or New US Subsidiary is or is to be a party, and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party's or New US Subsidiary's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's or New US Subsidiary's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting any Loan Party or New US Subsidiary or any of their respective Subsidiaries or any of their respective properties, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party or New US Subsidiary, any of their respective Subsidiaries or any of their respective properties or (iv) except for the Liens created under the Loan Documents, as amended hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any New US Subsidiary or any of their respective Subsidiaries. No Loan Party or New US Subsidiary or any of their respective Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or New US Subsidiary of this Amendment and Waiver, the Notes, any other Loan Document, as amended hereby, or any Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, (ii) the grant by any Loan Party or New US Subsidiary of the Liens granted by it pursuant to the Collateral Documents,
(iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
Schedule 4.01(d) of the Credit Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect (other than filings with the patent, trademark and copyright offices of the United States and the relevant foreign countries). All applicable waiting periods in connection with the transactions contemplated hereby and thereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Loan Parties, any New US Subsidiary or their respective Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

      (d) This Amendment and Waiver and each of the Loan Documents and each of the Related Documents have been duly executed and delivered by each Loan Party or New US Subsidiaries, party thereto. This Amendment and Waiver and each of the Loan Documents, as amended hereby, and Related Documents, as amended hereby, to which any Loan Party or New US Subsidiary is or is to be a party are legal, valid and binding obligations of such Loan Party or New US Subsidiary, as appropriate, enforceable against such Loan Party or New US Subsidiary in accordance with their respective terms.

      (e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or New US Subsidiary or any of their respective Subsidiaries, including any Environmental Action, pending or, to the best of such Loan Parties' knowledge or New US Subsidiaries' knowledge, threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment and Waiver, any Note, any other Loan Document as amended hereby or any Related Document or the consummation of the transactions contemplated hereby or thereby.

            SECTION 5. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver.

            (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment and Waiver.

            (c) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

            SECTION 7. Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

[The remainder of this page has been left blank intentionally.]
SECTION 8. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9. Successors and Assigns. This Amendment and Waiver shall be binding upon, and shall inure to the benefit of, the Agent, each of the Lenders, each of the Loan Parties and, in each case, their respective successors and permitted assigns under the Credit Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

      GLENOIT CORPORATION


      By
          Name:
          Title:


BANQUE NATIONALE DE PARIS,
         as Agent and as Lender


      By
          Name:
          Title:


      By
          Name:
          Title:

SANWA BUSINESS CREDIT CORPORATION


      By
          Name:
          Title:

FLEET BANK, N.A.


      By
          Name:
          Title:

CIBC INC.


      By
          Name:
          Title:


LASALLE NATIONAL BANK


      By
          Name:
          Title:
CENTURA BANK


      By
          Name:
          Title:
CONSENT



                                          Dated as of October 2, 1998


            The undersigned, each a Grantor under the Second Amended and Restated Security Agreement dated April 1, 1997 and the Amended and Restated Patent and Trademark Security Agreement dated April 1, 1997, (the "Security Agreements") in favor of the Agent, for its benefit and the benefit of the Secured Parties (as defined in the Credit Agreement referred to in the foregoing Second Amendment and Waiver (the "Credit Agreement")) and a Guarantor under the Second Amended and Restated Guarantee dated April 1, 1997 (the "Guarantee") in favor of the Agent and the Secured Parties, hereby consents to such Second Amendment and Waiver and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Second Amendment and Waiver, each of (i) the Security Agreements and (ii) the Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Second Amendment and Waiver, each reference in the Guarantee or the Security Agreements to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Second Amendment and Waiver and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                                          GLENOIT UNIVERSAL, LTD.

                                       By
                                           Name:
                                          Title:



                                          GLENOIT ASSETS CORP.


                                       By
                                           Name:
                                          Title:


                                          GLENOIT CORPORATION OF CANADA


                                       By
                                           Name:
                                          Title:
EXHIBIT I
SCHEDULE I
COMMITMENTS AND APPLICABLE LENDING OFFICES
Name of Restatement Lender

Working Capital
Commitment

Acquisition
Commitment

Letter of Credit
Domestic and Eurodollar
Lending Office

Banque Nationale de Paris
      $8,800,000
      $28,200,000
      $5,000,000
Credit Matters
499 Park Avenue
New York, NY 10022
Tel: (212) 418-8246
Fax: (212) 418-8268
Attn: Structured Finance Group

Operations
499 Park Avenue, 9th Floor
New York, NY 10022
Tel: (212) 415-9878
Fax: (212) 415-9805
Attn: Julia Posada
Payments
Banque Nationale de Paris
New York, NY
ABA No.: 026-007-689
Acct. No.: 750420-701-03
Reference: Glenoit Corporation

Sanwa Business Credit Corporation
      $11,000,000
      $14,000,000

Credit Matters
One South Wacker Drive
Chicago, IL 60606
Tel: (312) 853-8904
Fax: (312) 853-1438
Attn: Brian Roman
Operations
One South Wacker Drive
Chicago, IL 60606
Tel: (312) 853-1468
Fax: (312) 782-6035
Attn: Nancy Powers
Payments
Harris Bank & Trust Company
Chicago, IL
ABA No.: 071-000-288
Acct. No.: 401-686-1
Reference: Glenoit Mills, Inc.

Fleet Bank, N.A.
      $3,200,000
      $11,800,000

Credit Matters
1185 Avenue of the Americas
New York, NY 10036
Tel: (212) 819-5524/5520
Fax: (212) 819-4106
Attn: Joseph Zautra

Operations
1185 Avenue of the Americas
New York, NY 10036
Tel: (212) 819-5508/5510
Fax: (212) 819-4107
Attn: Luda Girshman
Payments
Fleet Bank, N.A.
ABA No.: 021300019
Acct. No.: 1510351-03102
Reference: Glenoit Corporation

CIBC Oppenheimer
      $11,000,000
      $11,000,000

Credit Matters
425 Lexington Avenue
New York, NY 10017
Tel: (212) 856-3916
Fax: (212) 856-3991
Attn: Kathryn Bass
Operations
Two Paces West, Suite 1200
Atlanta, GA 30339
Tel: (770) 319-4817
Fax: (770) 319-4950
Attn: Kelli Jones
Payments
Morgan Guaranty
New York, NY
ABA No.: 021000238
Acct. No.: 63000480
Reference: Glenoit Mills

LaSalle National Bank
      $6,000,000
      $11,000,000

Credit Matters
135 South LaSalle Street
Chicago, IL 60603
Tel: (312) 904-6960
Fax: (312) 904-8423
Attn: Brad Ferris
Operations

135 South LaSalle Street
Chicago, IL 60603
Tel: (312) 904-0597
Fax: (312) 904-6373
Attn: Cindy Harteger
Payments
LaSalle National Bank
Chicago, IL
ABA No.: 071000505
Acct. No.: 1378018-7300
Reference: Glenoit Corporation

Centura Bank
      $5,000,000


Credit Matters
P.O. Box 1220
Rocky Mount, NC 23802
Tel: (252) 454-4433
Fax: (252) 454-8242
Attn: Lowry D. Perry
Operations
P.O. Box 1220
Rocky Mount, NC 23802
Tel: (252) 454-8412
Fax: (252) 454-8242
Attn: Peggy Hayes
Payments
Centura Bank
Rocky Mount, NC
ABA No.: 053100850
Acct. No.: 0007030966
Reference: Glenoit Corporation


Glenoit Amendment & Waiver No. 2
NYDOCS03/415961


Glenoit Amendment & Waiver No. 2
NYDOCS03/415961


Glenoit Amendment & Waiver No. 2
NYDOCS03/415961